Exhibit 10.3

SERVICES AGREEMENT

ENTERED INTO BY AND BETWEEN

Happy Hour Solutions Ltd.

AND

HR Entertainment Ltd.

THIS SERVICES AGREEMENT (“Agreement”) is entered into this 24th of October 2021 BY AND BETWEEN:

(1)         Happy Hour Solutions Ltd., a company registered in Cyprus with registration number 419393 and whose registered office is at Chytron, 3, Office 301, 1075 Nicosia, Cyprus (“Happy Hour Solutions”); and

(2)         HR Entertainment Ltd., a company registered in British Virgin Islands with registration number 2072266 whose registered office is at 1st floor, Columbus Centre, P.O. 2283, Road Town, Tortola, British Virgin Islands (“HR Entertainment”);

CONSIDERING:

The parties acknowledge the following conditions are met and in order to establish this Agreement:

1)	HAPPY HOUR SOLUTIONS is a company providing Gaming Software, Product Management Tools, Technical Platform Solutions, Product Design, Graphic Design, Custom Development, Product Strategy, Product Operations, Hosting & Cloud Services, Customer Services, BI Analytics & Reporting, Management accounting, Management Information Systems;

2)	HAPPY HOUR SOLUTIONS has the necessary know how and specialist staff to provide this kind of services to HR ENTERTAINMENT.

3)	That HR ENTERTAINMENT wishes to delegate specific services and tasks to HAPPY HOUR SOLUTIONS in order to focus on the operation of its main business.

4)	That HAPPY HOUR SOLUTIONS has the technical and operational capability to execute the tasks required by HR ENTERTAINMENT.

Both Parties agree on this SERVICES AGREEMENT, and the following CLAUSES:

1. DEFINITIONS AND INTERPRETATION

In this Agreement unless the context otherwise requires the following terms shall have the following meanings:

1.1. “Agreement” means this Use of License and Services Agreement together with all annexes, appendices, exhibits and schedules.

1.2 “Confidential Information” means material in the possession of the Parties which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, including, without limitation, all financial business and personal data relating to the parties clients, any non-public information about associates, affiliates, subsidiaries, consultants, directors and employees of the parties or its, business and marketing plans, strategies and methods, studies, charts, plans, tables and compilations of business industrial information, computer software and computer technology whether patentable, copyrightable or not, which is acquired or developed by or on behalf of the parties or its affiliates and associates from time to time.

1.3  “Effective Date” mean s the day following the Signature Date.

1.4  “Services” means the services provided by HAPPY HOUR SOLUTIONS to HR ENTERTAINMENT under this Agreement.

1.5  “Signature Date” means the date of the signature of this Agreement of the last signing Party to this Agreement.

1.6  “Term” means the term of this Agreement as set out in clause 7.

2. REPRESENTATIONS AND WARRANTIES HAPPY HOUR SOLUTIONS

2.1 HAPPY HOUR SOLUTIONS represents and warrants that:

2.1.1 it is duly incorporated, organized and validly existing under the laws of Cyprus.

2.1.2  it has good and sufficient capacity, power, authority and right to enter into, execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein.

2.1.3  all necessary corporate actions have been taken by HAPPY HOUR SOLUTIONS to authorize and approve the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, and the observance and performance of the covenants and obligations contain ed herein.

2.2 HR ENTERTAINMENT represents and warrants that:

2.2.1  it is duly incorporated, organized and validly existing under the laws of British Virgin Islands; and

2.2.2  it has good and sufficient capacity, power, authority and right to enter into, execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein; and

2.2.3  all necessary corporate actions have been taken by HR ENTERTAINMENT to authorize and approve the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, and the observance and performance of the covenants and obligations contained herein.

3. OBJECT OF THE CONTRACT

3.1 HR ENTERTAINMENT grants its consent to HAPPY HOUR SOLUTIONS to contract with certain services companies to operate certain services on behalf of HR ENTERTAINMENT (such services shall include but not be limited to E-commerce activities and / or contractual relationship with third parties).

4. SERVICES TO BE PROVIDED BY HAPPY HOUR SOLUTIONS

4.1 HAPPY HOUR SOLUTIONS will directly with its own employees or external consultants provide services to HR ENTERTAINMENT’s operations which include but not limited to the following:

4.1.1 Gaming Software Provision

4.1.2  Product Management – Coordination of product development lifecycle from ideation to shipping and iteration

4.1.3 Project Management – Coordination of product delivery and other areas

4.1.4 Custom Development – Custom Front End and Backend development

4.1.5  Customer Services – Support team with various native capabilities including ongoing customer care and analytics

4.1.6  BI Analytics & Reporting – Development and Provision of Real Time Dashboard to measure all relevant business KPI’s

4.1.7 Management Accounting and Information Systems

4.1.8 CFO/financial controller functions

4.1.9 General Management Consultancy

5. REMUNERATION

5.1 HR ENTERTAINMENT shall pay HAPPY HOUR SOLUTIONS on a regular invoice basis or on a case-by-case basis for expenses occurred. HAPPY HOUR SOLUTIONS will deliver an Expenses Report to HR ENTERTAINMENT, which will include in detail each expense incurred by HAPPY HOUR SOLUTIONS in providing the services requested by HR ENTERTAINMENT.

6. DISCLOSURE

6.1      HAPPY HOUR SOLUTIONS shall always comply with all applicable anti-money laundering and privacy legislation, codes, and regulations. Unless expressly prohibited by applicable law, HAPPY HOUR SOLUTIONS shall, upon receipt of a written request by HR ENTERTAINMENT, immediately provide HR ENTERTAINMENT with all information and documentation relating to money laundering issues.

7. TERM AND TERMINATION

7.1 This Agreement shall commence and be deemed effective on Signature Date and shall continue in force until either Party terminates the Agreement by giving the other Party Ninety (90) calendar days ' written notice.

8. CONFIDENTIALITY

8.1  HAPPY HOUR SOLUTIONS shall not disclose, publish, or disseminate confidential Information to anyone other than those of its employees or others with a need to know, and HAPPY HOUR SOLUTIONS agrees to take reasonable precautions to prevent any authorized use, disclosure, publication, or dissemination of Confidential Information. HAPPY HOUR SOLUTIONS agrees not to use Confidential Information otherwise for its own or any third party' s benefit without the prior written approval of an authorized representative of Happy Hour Solutions in each instance.

8.2  HAPPY HOUR SOLUTIONS shall not disclose the contents of this Agreement to any third party who is not bound to maintain confidentiality between the parties.

9. GENERAL PROVISIONS

9.1 Notices

Unless otherwise provided in this Agreement, any notice provided for under this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if mailed by prepaid registered post which shall be deemed received upon the actual de livery to the recipient addressed to the parties at their respective addresses set forth below or at such other addresses as may be specified from time to time by notice:

To: HAPPY HOUR SOLUTIONS:

Chytron, 3, Office 301, 1075 Nicosia, Cyprus

Email: legal@happyhour.io

To: HR ENTERTAINMENT

1st floor, Columbus Centre, P.O. 2283, Road Town, Tortola, British Virgin Islands Email: legal@highroller.com

9.2 Parties to Act Reasonably

The parties agree to act reasonably in exercising any discretion, judgment, approval or extension of time that may be required to affect the purpose and intent of this Agreement. Whenever the approval or consent of a party is required under this Agreement, such consent shall not be unreasonably withheld or delayed.

9.3 Governing Law

This Agreement and all Schedules shall be governed by and construed in accordance with the laws of Cyprus and HR ENTERTAINMENT hereby agrees to the exclusive jurisdiction of the courts of Cyprus notwithstanding any other provision expressed or implied in this Agreement.

9.4 Time to be of the Essence

Time shall be of the essence of this Agreement.

9.5 Captions

Captions or descriptive words at the commencement of the various sections are inserted only for convenience and are in no way to be construed as a part of this Agreement or as a limitation upon the scope of the particular section to which they refer.

9.6 Waiver

No condoning, excusing or waiver by any party hereto of any default, breach of non-observance by any other party hereto, at any time or times with respect to any covenants or conditions herein contained, shall operate as a waiver of that party' s rights hereunder with respect to any continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by any failure to exercise any rights by the party having those rights.

9.7 Further assurance

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

9.8 Severability

If any part of this Agreement is unenforceable because of any rule of law or public policy, such unenforceable provision shall be severed from this Agreement, and this severance shall not affect the remainder of this Agreement.

9. 9 Force Majeure

Neither party shall be liable to each other for any delay or failure to perform any material obligation under this Agreement, if the delay or failure is due to an event or events beyond its reasonable control including, but not limited to, war, strikes, fires, floods, Acts of God, governmental restrictions or changes, power slowdowns or failures, computer slowdowns or failures, software slowdowns or failures or damage or destruction of any network facilities or servers.

9.10 Counterparts

This Agreement is executed in two (2) counterparts, one for HR ENTERTAINMENT, one for HAPPY HOUR SOLUTIONS.

IN WITNESS THEREOF the parties hereto have hereunder executed this Agreement as of the day, month, and year first above written.

Happy Hour Solutions Ltd.	HR ENTERTAINMENT Ltd.
Chytron, 3	ABM Corporate Services Ltd, 1st floor,
Office 301	Columbus Centre, P.O. Box 2283,
1075 Nicosia	Road Town, Tortola,
Cyprus	British Virgin Islands

Signature:	Signature:

Name: Kyriacos Yerolemou	Name: Maricel Vai

Title: Director	Title: Director